UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: July 14, 2011)

Texas Rare Earth Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-53482	87-0294969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

304 Inverness Way South, Suite 365
Englewood, CO  80112
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (303) 597-8737

3 Riverway, Suite 1800
Houston, TX  77056
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01 Other Events

On July 14, 2011, Texas Rare Earth Resources Corp. (the “Company”) issued a press release announcing that it began exploratory drilling on its Round Top Project near Sierra Blanca, Texas on July 11, 2011.  This program includes approximately 50 drill holes totaling at least 12,000 feet of reverse circulation drilling.  Coverage is planned to be adequate to begin block modeling of the deposit.  The Company expects the drill program to span the next three to six months while concurrent testing activities will be ongoing.
The Company also announced that it is reviewing options for monetizing uranium and beryllium assets as a means of minimizing shareholder dilution.

ITEM 8.01 Other Events

Texas Rare Earth Resources Corp. (the “Company”) had retained John Tumazos Very Independent Opinions, LLC (JTVIO) on February 3, 2011, under a non-exclusive agreement to advise the Company in potential mergers, acquisitions, joint ventures or introduction of capital sources or other advisory assignments as may arise.  The agreement was included as an exhibit to its prospectus filing of June 27, 2011.  At this time there are no discussions or agreements with interested parties and JTVIO has not been apprised of any non-public material information regarding the Company.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release dated July 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2011

TEXAS RARE EARTH RESOURCES CORP.

By:	/S/ Wm. Chris Mathers
Wm. Chris Mathers, Chief Financial Officer